Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
     This First Amendment to Credit Agreement is dated May 29, 2009, by and among ATI Funding Corporation, a Delaware corporation (“ATI Funding”), TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined in the Credit Agreement (as hereinafter defined)) party hereto, the Lenders (as hereinafter defined) party hereto and PNC Bank, National Association (“PNC Bank”) as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (the “First Amendment”).
W I T N E S S E T H:
     WHEREAS, the Borrowers, the Guarantors, PNC Bank and various other financial institutions party thereto (PNC Bank and such other financial institutions are each, a “Lender” and collectively, the “Lenders”) and the Administrative Agent entered into that certain Credit Agreement, dated July 31, 2007 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrowers and the Guarantors desire to amend certain provisions of the Credit Agreement and the Lenders and the Administrative Agent shall permit such amendments pursuant to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. All capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.
     2. Section 1.1 of the Credit Agreement is hereby amended to delete therefrom the following definition:
     Leverage Ratio (Pricing)
     3. Section 1.1 of the Credit Agreement is hereby amended by restating the following definitions in their entirety as set forth below:
     Base Rate shall mean, for any day, a rate per annum equal to the highest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Open Rate in effect on such day plus one half of one percent (0.50%) and (iii) the Daily LIBOR Rate plus one percent (1.00%).
     Consolidated EBIT for any period of determination shall mean the sum of (i) net income (or loss) (excluding extraordinary gains or losses including, without limitation, those items created by mandated changes in accounting treatment), plus (ii) net interest expense, (iii) plus all charges against or minus credits to income for federal, state and local taxes, (iv) plus or minus, as applicable, any other non-cash non-recurring items of gain or loss with respect to such fiscal period not already excluded hereunder, (v) plus or minus, as applicable, any non-cash pension expense or income, provided, however, that voluntary pension contributions shall not be included in calculating pension expense or income, in each case of ATI and its Subsidiaries for such period determined and consolidated in accordance with GAAP.
     Consolidated Net Indebtedness shall mean (a) Consolidated Total Indebtedness minus (b) (i) cash that is not subject to a Lien, plus (ii) Permitted Investments that are not subject to a Lien, minus (iii) Fifty Million and 00/100 Dollars ($50,000,000.00), in each case determined and consolidated for ATI and its Subsidiaries in accordance with GAAP.
     Leverage Ratio shall mean as of the date of determination, the ratio of (A) Consolidated Net Indebtedness on such date to (B) Consolidated EBITDA (i) for the four (4) fiscal quarters ending if such date is a fiscal quarter end or (ii) for the four (4) fiscal quarters most recently ended if such date is not a fiscal quarter end.
     Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the First Amendment Administrative Agent’s Letter, the Guaranty Agreements, the Intercompany Subordination Agreement, the Notes, the Letters of Credit and any other instruments, certificates or documents delivered in connection herewith or therewith, as the same may be amended, modified or supplemented from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.
     4. Section 1.2 of the Credit Agreement is hereby further amended by inserting the following defined terms in appropriate alphabetical order:
     Daily Libor Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Libor Rate Reserve Percentage.
     First Amendment Administrative Agent’s Letter shall mean that certain Administrative Agent’s fee letter dated the First Amendment Closing Date by and between the Borrowers, the Administrative Agent and PNC Capital Markets LLC, a Pennsylvania limited liability company.

     First Amendment Closing Date shall mean May 29, 2009.
     Prime Rate shall mean the base commercial lending rate of PNC Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC Bank to any particular class or category of customers of PNC Bank.
     Published Rate shall mean, the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one (1) month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one (1) month period as published in another publication determined by the Administrative Agent).
     5. The references to “three hundred sixty five (365) or three hundred sixty six (366) days, as the case may be,” in Section 3.1.1(i) of the Credit Agreement and Section 3.1.2 of the Credit Agreement are hereby deleted in their entirety and in their stead are inserted the following: “three hundred sixty (360) days”.
     6. Schedule 1.1(A) to the Credit Agreement is hereby deleted in its entirety and in its stead is inserted Schedule 1.1(A) attached hereto.
     7. Exhibit 7.3.3 to the Credit Agreement is hereby deleted in its entirety and in its stead is inserted Exhibit 7.3.3 attached hereto.
     8. The provisions of Sections 2 through 7 of this First Amendment shall not become effective until the Administrative Agent has received the following items, each in form and substance acceptable to the Administrative Agent and its counsel:
     (a) this First Amendment, duly executed by each of the Loan Parties and the Required Lenders;
     (b) the documents listed in the Preliminary Closing Agenda set forth on Exhibit A attached hereto and made a part hereof and evidence reasonably satisfactory to the Administrative Agent that all conditions set forth in such Preliminary Closing Agenda have been satisfied;
     (c) payment of all fees and expenses owed to the Lenders, the Administrative Agent, and the Administrative Agent’s counsel in connection with this First Amendment; and

     (d) such other documents as may be reasonably requested by the Administrative Agent.
     9. Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement.
     10. Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which at any time has secured the Obligations including, without limitation, the Guaranty Agreements, hereby continues to secure the Obligations.
     11. Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that (i) such Loan Party has the legal power and authority to execute and deliver this First Amendment, (ii) the officers of such Loan Party executing this First Amendment have been duly authorized to execute and deliver the same and bind such Loan Party with respect to the provisions hereof, (iii) the execution and delivery hereof by such Loan Party and the performance and observance by such Loan Party of the provisions hereof and of the Credit Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational agreements of such Loan Party or any law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Loan Party, and (iv) this First Amendment, the Credit Agreement and the documents executed or to be executed by such Loan Party in connection herewith or therewith constitute valid and binding obligations of such Loan Party in every respect, enforceable in accordance with their respective terms.
     12. Each Loan Party represents and warrants that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this First Amendment or the performance or observance of any provision hereof, (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified or updated in writing in accordance with the Credit Agreement, and (iii) it presently has no known claims or actions of any kind at law or in equity against any Lender or the Administrative Agent arising out of or in any way relating to the Credit Agreement or the other Loan Documents.
     13. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.
     14. The agreements contained in this First Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This First Amendment amends the Credit Agreement and is not a novation thereof.

     15. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.
     16. This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each Loan Party hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this First Amendment.
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     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers the day and year first above written.

BORROWERS:

WITNESS:	ATI FUNDING CORPORATION

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	President

WITNESS:	TDY HOLDINGS, LLC

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	President

GUARANTORS:

WITNESS:	ALLEGHENY TECHNOLOGIES INCORPORATED

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	OREGON METALLURGICAL CORPORATION

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ALLEGHENY LUDLUM CORPORATION

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ATI PROPERTIES, INC.

/s/ Jamie Bishop	By:	/s/ Patrick J. Viccaro

	Name:	Patrick J. Viccaro
	Title:	Vice President

WITNESS:	TDY INDUSTRIES, INC.

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ALC FUNDING CORPORATION

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	President

WITNESS:	JEWEL ACQUISITION, LLC

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	JESSOP STEEL, LLC

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	INTERNATIONAL HEARTH MELTING, LLC

	By:	OREGON METALLURGICAL CORPORATION

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ROME METALS, LLC

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	TI OREGON, INC.

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	TITANIUM WIRE CORPORATION

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ATI CANADA HOLDINGS, INC.

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ALLEGHENY TECHNOLOGIES INTERNATIONAL, INC.

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	AII INVESTMENT CORP.

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	President

WITNESS:	ENVIRONMENTAL, INC.

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	AII ACQUISITION, LLC

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

WITNESS:	ATI TITANIUM LLC

/s/ Jamie Bishop	By:	/s/ Dale G. Reid

	Name:	Dale G. Reid
	Title:	Vice President

AGENTS AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as
a Lender and as Administrative Agent

By:	/s/ David B. Gookin

Name:	David B. Gookin
Title:	Senior Vice President

CITIBANK, N.A., as a Lender and as Co-Syndication Agent

By:	/s/ Raymond G. Dunning

Name:	Raymond G. Dunning
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender and as Co-Syndication Agent

By:	/s/ Pablo Ogarrio

Name:	Pablo Ogarrio
Title:	Vice President

BANK OF AMERICA N.A., for itself, as a Lender and as Co-Documentation Agent, and as successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ W. Thomas Barnett

Name:	W. Thomas Barnett
Title:	Senior Vice-President

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY, as a Lender and as Co-Documentation Agent

By:	/s/ Ravneet Mumick

Name:	Ravneet Mumick
Title:	Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender and as a Co-Managing Agent

By:	/s/ Alain Daoust

Name:	Alain Daoust
Title:	Director

By:	/s/ Christopher Reo Day

Name:	Christopher Reo Day
Title:	Associate

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as Co-Managing Agent

By:	/s/ Patrick J. Kaufmann

Name:	Patrick J. Kaufmann
Title:	Senior Vice President

NATIONAL CITY BANK, as a Lender and as Co-Managing Agent

By:	/s/ Debra W. Riefner

Name:	Debra W. Riefner
Title:	Senior Vice-President

THE BANK OF NEW YORK, as a Lender and as Co-Managing Agent

By:	/s/ William M. Feathers

Name:	William M. Feathers
Title:	Vice President

MORGAN STANLEY BANK, as a Lender

By:	/s/ Melissa James

Name:	Melissa James
Title:	Authorized Signatory

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Frank M. Eassa

Name:	Frank M. Eassa
Title:	Assistant Vice President